UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2010, the Board of Directors (“Board”) of Golden Phoenix Minerals, Inc. (the “Company”) appointed Mr. Donald Gunn to fill the vacant seat currently available on the Company’s Board effective immediately.  It is contemplated that Mr. Gunn may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  Mr. Gunn resides in Colorado and has no family relationships with any of the Company’s directors, executive officers, director nominees or significant employees.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gunn’s Professional History

Mr. Gunn served as the Vice President of Engineering and as a Director for Media Sciences International, Inc., an SEC reporting company in the color business printer industry, from December 1999 through 2007.   He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996, where he served as President and Chief Executive Officer until it was acquired by Media Sciences in December 1999.  Mr. Gunn is currently part owner of PinPoint LLC, a private manufacturer of supplies for the postage meter market, where he also handles the design of new products and the sourcing of products from China and Taiwan.  He received a Bachelors of Science degree in Electrical Engineering from the University of Illinois in 1974.  Mr. Gunn has also been a shareholder and involved with the Company for several years.

Director Compensation

In connection with his appointment to the Board, Mr. Gunn will receive the Company’s current standard Board compensation package, which includes a monthly stipend of $1,000, plus reimbursement of all reasonable expenses related to travel to and from board meetings and other Company activities as may be requested of him from time to time.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On September 21, 2010, the Company issued a press release announcing Mr. Gunn’s appointment to the Board.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated September 21, 2010, announcing Mr. Gunn’s appointment to the Board.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   September 21, 2010                                                By: /s/ Thomas Klein
Thomas Klein
Chief Executive Officer